                [LETTERHEAD OF GOMBERG, SHARFMAN, GOLD & OSTLER, P.C.]




                CONSENT OF GOMBERG, SHARFMAN, GOLD & OSTLER, P.C.

    We hereby consent to the reference to our firm under the heading "Legal Matters" in the prospectus which is a part of (i) the Registration Statement on Form S-1 of Big Foot Financial Corp., filed with the Securities and Exchange Commission and (ii) the Application for Conversion on Form AC of Fairfield Savings Bank, F.S.B. filed with the Office of Thrift Supervision.


Very truly yours,

GOMBERG, SHARFMAN, GOLD AND OSTLER, P.C.





October 28, 1996